                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



Filed by Registrant                         [X]
Filed by a Party other than the
Registrant                                  [ ]

Check the appropriate box:

[X]   Preliminary Proxy Statement
[ ]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12
[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))


                           THERAPEUTIC ANTIBODIES INC.
                  (Name of Registrant as Specified in Charter)

   --------------------------------------------------------------------------
  (Name of Person(s) Filing the Proxy Statement, if other than the Registrant)


Payment of Filing Fee (check the appropriate box):


[X]   No Fee Required.

[ ]   Fee computed on table below per Exchange Act Rule 14a-6(i)(1) and 0-11.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

                           THERAPEUTIC ANTIBODIES INC.
                             1207 17TH AVENUE SOUTH
                                    SUITE 103
                           NASHVILLE, TENNESSEE 37212

THIS DOCUMENT IS IMPORTANT AND NEEDS YOUR IMMEDIATE ATTENTION. WHEN CONSIDERING WHAT ACTION TO TAKE YOU ARE RECOMMENDED TO CONTACT YOUR STOCKBROKER, BANK MANAGER, ATTORNEY, SOLICITOR, ACCOUNTANT OR OTHER INDEPENDENT INVESTMENT ADVISER. YOUR ATTENTION IS DRAWN TO THE RESOLUTION TO APPROVE AND AUTHORIZE THE COMPANY TO FILE THE CERTIFICATE OF AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, THE PRINCIPAL TERMS OF WHICH ARE DESCRIBED IN THE PROXY STATEMENT.

                                                              October ___, 1998

TO THE SHAREHOLDERS OF THERAPEUTIC ANTIBODIES INC.:

         On behalf of the Board of Directors and management, I invite you to attend the Special Meeting of Shareholders of Therapeutic Antibodies Inc. (the "Company") to be held on October ___, 1998 at 9:00 a.m., Nashville Time, at the offices of Waller Lansden Dortch & Davis, located at 511 Union Street, Suite 2100, Nashville, Tennessee 37219.

         The notice of meeting and proxy statement accompanying this letter describe the specific business to be acted upon.

         IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON, YOU ARE REQUESTED TO MARK, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD.

         If you have sold or transferred all of your Therapeutic Antibodies Inc. Common Stock, please deliver this document to the purchaser or transferee or to the agent through whom the sale or transfer of shares was executed, for delivery to the purchaser or transferee.

                                             Sincerely yours,



                                             Martin S. Brown
                                             Secretary


                                    IMPORTANT

                 COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD
                             AND RETURN IT PROMPTLY.

                           THERAPEUTIC ANTIBODIES INC.
                             1207 17TH AVENUE SOUTH
                                    SUITE 103
                           NASHVILLE, TENNESSEE 37212

                     NOTICE OF SPECIAL SHAREHOLDERS' MEETING
                                OCTOBER ___, 1998

         Notice is hereby given that a Special Meeting of Shareholders of Therapeutic Antibodies Inc. (the "Company") will be held on October ___, 1998, at 9:00 a.m., Nashville Time, at the offices of Waller Lansden Dortch & Davis, located at 511 Union Street, Suite 2100, Nashville, Tennessee 37219, for the following purposes:

         AS SPECIAL BUSINESS:

         To consider and, if acceptable, to pass the following resolutions which will be proposed as Ordinary Resolutions:

         1. To approve and authorize the Company to file the Certificate of Amendment to the Company's Amended and Restated Certificate of Incorporation, the principal terms of which are described in the Proxy Statement; and

         2. To approve and authorize the Company to sell certain of its assets to MicroPharm Limited, an entity controlled by John Landon, M.D., a former director and executive officer of the Company, the principal terms of which are described in the Proxy Statement.

         Shareholders of record at the close of business on September 16, 1998 are entitled to notice of and to vote at the Special Shareholders' Meeting.


Dated: October ___, 1998                 By order of the Board of Directors



                                         Martin S. Brown
                                         Secretary


                                    IMPORTANT

         WHETHER YOU EXPECT TO ATTEND THE MEETING OR NOT, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENVELOPE PROVIDED.

                           THERAPEUTIC ANTIBODIES INC.
                                 PROXY STATEMENT

INFORMATION CONCERNING THE SOLICITATION

         This statement is furnished in connection with the solicitation of proxies to be used at a Special Meeting of Shareholders of Therapeutic Antibodies Inc. ("TAb" or the "Company") to be held on October ___, 1998 at 9:00 a.m., Nashville Time, at the offices of Waller Lansden Dortch & Davis, located at 511 Union Street, Suite 2100, Nashville, Tennessee 37219, and at any adjournment or adjournments thereof. This Proxy Statement and the accompanying form of proxy are first being mailed or given to shareholders of the Company on or about October ___, 1998.

         Shareholders are urged to sign the enclosed form of proxy and return it promptly in the envelope enclosed for that purpose. Proxies will be voted in accordance with the shareholders' directions. If no directions are given, proxies will exercise their discretion as to whether, and if so, how they vote on all matters to properly come before the meeting. The Board of Directors is not aware of any matters other than those described herein which may be presented for action at the meeting.

         A proxy may be revoked at any time prior to the voting thereof by written request to the Company at 1207 17th Avenue South, Suite 103, Nashville, Tennessee 37212, Attention: Martin S. Brown, Secretary. A proxy may also be revoked by submission to the Company of a more recently dated proxy. The giving of a proxy will not affect the right of the shareholders to attend the meeting and vote in person. A shareholder may revoke a proxy by attending the Special Meeting and voting in person.

         The close of business on September 16, 1998 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting. On that date there were 23,366,658 shares of Common Stock outstanding. Each share has one vote. The Common Stock of the Company is the only outstanding voting stock. References herein to the "Company," include Therapeutic Antibodies Inc. and its subsidiaries.

                      APPROVAL OF CERTIFICATE OF AMENDMENT
                         TO CERTIFICATE OF INCORPORATION

REASONS FOR AMENDMENT

         The Company is seeking shareholder approval of an amendment to the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") to increase the number of authorized shares of Common Stock.

         The Company is planning to raise additional capital by privately placing up to an aggregate of 25,000,000 shares of its Common Stock (the "Placing"). The net proceeds from the Placing will be used primarily to fund the ongoing development of the Company's products and to repay approximately $4.025 million principal amount of the Company's 15% Subordinated Notes issued by the Company between June and August 1998. Management believes that that this fundraising will provide sufficient funding to allow the Company to reach the commercial launch of several products and is intended to bring it to the point at which its revenue can sustain ongoing product development and produce a financial return to shareholders. The proposed amendment is directly related to the Placing and is necessary if the Placing is to proceed. The Company's Certificate of Incorporation currently authorizes 39,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock. At September 1, 1998, the Company had 23,366,658 shares of Common Stock outstanding, and another 3,685,712 shares of Common Stock were reserved for issuance upon the exercise of outstanding options and warrants. In order to complete the Placing, the Company's Certificate of Incorporation must authorize a sufficient number of shares of Common Stock for issuance upon completion of the Placing. Accordingly, the Board of Directors of the Company has determined that it is in the best interests of the Company to seek shareholder approval of an increase in the number of authorized shares of Common Stock at the Special Meeting.

         On August 13, 1998, the Board of Directors approved the proposed Certificate of Amendment to the Company's Amended and Restated Certificate of Incorporation (the "Amendment"), as further described below. Unless the Amendment is approved by the Company's shareholders at the Special Meeting, the Placing cannot be completed in full and the Company may not have sufficient funds to continue operations.


AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

         The Amended and Restated Certificate of Incorporation of the Company currently authorizes the issuance of 39,000,000 shares of Common Stock, par value $.001 per share, and 1,000,000 shares of Preferred Stock, par value $.01 per share. On August 13, 1998, the Board of Directors of the Company approved an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock to 59,000,000 shares of Common Stock being an increase of 51.3 percent over the current number of authorized shares of Common Stock.

REQUIRED VOTE

         Shareholder approval of the Amendment is required by the terms of the Company's Amended and Restated Certificate of Incorporation, Delaware law and the Listing Rules of the London Stock Exchange. Adoption of the Amendment is conditioned on the affirmative vote of the holders of a majority of the shares of Common Stock present or represented and entitled to vote at the Special Meeting.

         The foregoing is intended to be a description of the principal features of the Amendment and is qualified in its entirety by reference to the complete text of the Certificate of Amendment to Amended and Restated Certificate of Incorporation, a copy of which will be available for inspection at the Special Meeting. A copy of the Certificate of Amendment is also available from the Company upon request, or may be inspected at the principal office of the Company at 1207 17th Avenue South, Suite 103, Nashville, Tennessee 37212 or the office of TAb London Limited at 14-15 Newbury Street London EC1A 7HU during normal business hours on any weekday (Saturdays, Sundays and public holidays excepted) from the date of this document until the Special Meeting and at the place of the Special Meeting fifteen minutes before the meeting and during the meeting. See, "General Information."

         The Board of Directors considers the Placing and the Amendment to be in the best interests of the Company and its shareholders as a whole. Accordingly, the Directors unanimously recommend that shareholders vote FOR the adoption of the Amendment as they intend to do in respect of their own beneficial holdings amounting, in the aggregate, to 3,652,423 shares of Common Stock, representing
15.6 percent of the Company's current issued share capital.

         APPROVAL OF THE SALE OF CERTAIN ASSETS OF THE COMPANY

THE DISPOSAL

         On September 1, 1998, the Company announced that it proposes to sell certain real property and business assets located in Wales to MicroPharm Limited, a corporation established by John Landon, M.D., a former director and executive officer of the Company (the "Disposal"). The aggregate purchase price for the assets, which will be determined on closing, is estimated to be (pound)636,000.

         Dr. Landon, a co-founder of the Company, served as a Director and as the Executive Vice President - Research and Development of the Company, until his resignation from both positions effective August 31, 1998 and is, therefore, a related party of the Company under the rules of the London Stock Exchange. Accordingly, the Disposal requires the approval of Shareholders.

BACKGROUND TO AND REASONS FOR THE DISPOSAL

         The Directors have undertaken a comprehensive review of the Company's operations and assets and have elected to take certain actions designed to conserve capital, streamline operations and refocus the Company's product development activities on programs capable of bringing near-term commercial success. As part of this process, the Directors have concluded that a reduction in the size of the Board of Directors will facilitate more rapid decision-making and sharpen the focus of management's decisions regarding operational priorities. Effective August 31, 1998, seven members of the Board of Directors, including Dr. Landon, agreed to resign their directorships.

         The Directors have also determined that greater efficiencies can be obtained by consolidating the Company's sheep farming and antisera production facilities into its existing operations in Australia. The decision was therefore made to divest the Company's farming operations in Wales, as the Directors believe the Company has sufficient capacity to expand its Australian operations to meet projected production demands. With the departure of Dr. Landon, the Directors saw an opportunity to dispose of the Welsh facilities while maintaining any local antisera supply needs on a contractual basis.

TERMS OF THE DISPOSAL

         Under the proposed terms of the Disposal, MicroPharm Limited ("MicroPharm"), a newly-formed U.K. company located at Gernos Farm, Ffostrasul, Llandysul, Ceredigion, Wales SA44 5LP will enter into an agreement (the "Disposal Agreement") with the Company's Polyclonal Antibodies Ltd. subsidiary ("PAL") to acquire from the Company certain non-essential property and assets located near the Company's Welsh manufacturing facilities and certain related businesses. Dr. Landon is a shareholder in MicroPharm and is a director of MicroPharm. The Disposal Agreement provides that MicroPharm will acquire from the Company two parcels of real property: an 85-acre tract at Blaenwaun and a 117-acre tract at Gernos Farm, Wales (collectively the "Farms"), together with improvements located on the two parcels. MicroPharm will also purchase certain tangible assets used in connection with the Company's sheep farming operations, consisting primarily of buildings, farming equipment and vehicles (the "Assets"). The Company shall also sell to MicroPharm the rights to carry on certain bulk antiserum research and sales activities at the Farms (the "Related Businesses").

         The Company will retain its 20,000 square foot state-of-the-art manufacturing plant at Blaewaun, at which the Company prepares its products for preclinical and clinical trials. The Company will continue to conduct its product manufacturing activities at this location, using antisera primarily produced at the Company's Australian production facilities. The two parcels being sold to Dr. Landon are currently used by the Company solely for sheep farming and antisera production, which operations the Directors expect to move to Australia by mid-1999. The Company will continue to have the ability to purchase from MicroPharm antisera for certain of the Company's products, although the Company anticipates that most of the Company's antisera needs will be met by its Australian production facilities.

         At the closing of the Disposal, the Company shall enter into license agreements ("License Agreements") with MicroPharm granting MicroPharm an exclusive license for the production of polyclonal antisera for research and diagnostic purposes in the United Kingdom and the sale of any resulting products manufactured by MicroPharm in Europe. The License Agreements will also provide that the Company will retain all rights to polyclonal antisera for therapeutic purposes and for the grant to MicroPharm of a license to develop certain new therapeutic products, with the Company to have distribution rights for any resulting products.

         In consideration for the sale of the Farms, the Assets and the Related Businesses, MicroPharm shall (i) pay to the Company cash in an amount equal to the net book value of the assets at December 31, 1998, which amount is currently estimated to be (pound)636,000, and (ii) issue to the Company MicroPharm Ordinary Shares of 10p, credited as fully paid. The Directors anticipate that MicroPharm and the Company will enter into a Shareholders' Agreement (the "Shareholders' Agreement"), valid for ten years from the date of the Shareholders' Agreement, pursuant to which the Company will be entitled to appoint a director to the Board of MicroPharm (the "TAb Director"). Additionally, without prior written approval from the TAb Director, or in the event no TAb Director is then appointed, from the Company, the board of directors of MicroPharm will not approve certain actions outside the ordinary course of business, including but not limited to, reorganizing MicroPharm's share capital, entering into an agreement of a material nature, appointing directors to the MicroPharm board and amending MicroPharm's Articles of Association and Memorandum. The aggregate fair market value of the Farms has been independently valued by Halifax Property Services at (pound) 360,000.

         The Company's Therapeutic Antibodies UK Ltd. subsidiary has also entered into a short-term Consultancy Agreement with MicroPharm pursuant to which MicroPharm manages the contract antisera business for the Company at the Welsh facilities until the commencement of the License Agreements following shareholder approval. The Company pays MicroPharm a consulting fee equal to 40% of the Company's monthly net invoiced sales in connection with the contract antisera business. Through June 30, 1999, MicroPharm will also advise the Company in connection with the transfer of the Company's antigen preparation process from the Gernos Farm to the Company's Australian facilities. The Company will pay MicroPharm a monthly consulting fee of (pound)5,000 for this service. The Directors are not seeking shareholder approval of the Consultancy Agreement.

         Dr. Landon has entered into appropriate confidentiality, nonsolicitation and noncompetition agreements with the Company.

REQUIRED VOTE

         The Directors, who have been so advised by Panmure Gordon & Co., Ltd., believe that the transaction is fair and reasonable so far as the Shareholders are concerned. In providing advice to the Directors, Panmure Gordon has taken into account the Directors' assessment of the business of the Company and its subsidiaries.

         Shareholder approval of the proposed Disposal of the Farms, the Assets and the Related Businesses to MicroPharm is required by the Listing Rules of the London Stock Exchange. Approval of the Disposal is conditional on the affirmative vote of the holders of a majority of the shares of Common Stock present or represented and entitled to vote at the Special Meeting. Neither Dr. Landon nor any of his associates hold any shares of the Company's Common Stock and therefore are not eligible to vote on any of the proposals to be considered at the Special Meeting.

         The Board of Directors recommends that the Shareholders vote FOR the authorization and approval of the Disposal of the Farms, the Assets and the Related Businesses to MicroPharm as they intend to do in respect of their own beneficial holdings amounting, in the aggregate, to 3,652,423 shares of Common Stock, representing 15.6 percent of the Company's current issued share capital. In addition, the Directors have obtained irrevocable undertakings from certain other shareholders who, in the aggregate, hold ____ shares, representing ____% of the issued share capital of the Company.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the number of shares held beneficially, directly or indirectly, as of September 30, 1998, by (i) all beneficial owners of more than 3% of the Company's Common Stock, (ii) all directors and Named Executive Officers of the Company, and (iii) all directors and executive officers as a group, together with the percentage of the outstanding shares which such ownership represents.

             NAME AND ADDRESS                          AMOUNT AND NATURE
            OF BENEFICIAL OWNER                    OF BENEFICIAL OWNERSHIP (5)            PERCENT OF CLASS (6)
            -------------------                    -----------------------                -----------------
Stuart M. Wallis (1)                                                   0                           *

Andrew J. Heath, M.D., Ph.D. (1) (2)                              15,000                           *

Martin S. Brown (1)(2)                                      2,880,633(7)                         12.2%

Harry G. Browne, M.D. (1)(2)(3)                               514,122(8)                          2.2

A. J. Kazimi (1)(2)(3)                                        373,000(9)                          1.6

John Landon, M.D. (1)(2)(3)                                1,092,325(10)                          4.7

Tim Chard, M.D. (1)                                        1,050,790(11)                          4.5

Glyn O. Edwards (2)(4)                                        17,000(12)                           *
   20 Ashley Park
   Maidenhead, Berks (U.K.) SL6 8EZ

All directors and executive officers                       5,957,346(13)                          24.8
   as a group (nine persons)

Republic of Singapore                                          1,348,250                          5.8
   54 Lombard Street
   London
   EC3T 3AH

Prudential Portfolio Managers Limited                          1,636,900                          7.0
   Mariner House
   Pepys Street
   London EC3n 4DA

Schroder Investment Management Limited                         1,112,686                          4.8
   22 Church Street
   Hamilton HM11, Bermuda

Nomura International PLC                                         977,325                          4.2
   Nomura House
   1 St. Martin's Legrand
   London EC1A 4NP

-----------------------------------
*        Indicates less than 1% ownership

(1) The address for Messrs. Wallis, Brown, Heath, Browne, Kazimi, Landon and Chard is c/o the Company, 1207 17th Avenue South, Suite 103, Nashville, Tennessee 37212.
(2)  Named Executive Officers.
(3) Resigned as an officer and as a director of the Company effective August 31, 1998.
(4)  Resigned as an officer of the Company effective June 1, 1998.
(5) Beneficial ownership is deemed to include shares of the Company's Common Stock which an individual has a right to acquire within 60 days of the date of this Proxy Statement upon the exercise of options. The table includes options granted under the Company's 1990 Stock Incentive Plan and its 1997 Stock Option Plan (collectively, the "Option Plans"). These shares are deemed to be outstanding for the purposes of computing the percentage ownership of that individual but are not deemed outstanding for the purposes of computing the percentage of any other person. Unless otherwise noted in the following footnotes, the persons as to whom information is given had sole voting and investment power over the shares of Common Stock shown as beneficially owned.
(6) Computation based upon 23,366,658 shares outstanding on September 16, 1998.
(7) Includes 179,804 shares of Common Stock owned by Mr. Brown's spouse, 79,000 shares of Common Stock issuable upon the exercise of warrants outstanding, 6,250 shares of Common Stock registered in the name of the Cockayne Fund, Inc., over which Mr. Brown shares investment control, 170,000 shares of Common Stock issuable upon the exercise of options granted pursuant to the Option Plans, 68,449 shares of Common Stock held in an Individual Retirement Account, and 645,706 shares of Common Stock held by the Atticus Trust of which Mr. Brown is a trustee.
(8) Includes 110,000 shares of Common Stock issuable upon the exercise of options granted pursuant to the Option Plans, 283,372 shares registered in the name of the Browne Family Trust, 64,750 shares registered in the name of the Browne Children's Trust, and 56,000 shares registered in the name of the Margaret G. Browne Trust, of which Dr. Browne is a trustee.
(9) Includes 95,000 shares of Common Stock issuable upon the exercise of options granted pursuant to the Option Plans.
(10) Includes 1,142 shares of Common Stock owned by Dr. Landon's spouse and 115,000 shares of Common Stock issuable upon the exercise of options granted pursuant to the Option Plans.
(11) Includes 45,000 shares of Common Stock issuable upon the exercise of options granted pursuant to the Option Plans.
(12) Includes 17,000 shares issuable upon the exercise of options granted pursuant to the Option Plans.
(13) Includes 79,000 shares of Common Stock issuable upon the exercise of outstanding warrants and 564,000 shares of Common Stock issuable upon the exercise of options granted pursuant to the Option Plans.

                               GENERAL INFORMATION

SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

         Shareholder proposals intended to be presented at the 1999 Annual Meeting of Shareholders must be received by the Company at its executive offices at 1207 17th Avenue South, Suite 103, Nashville, Tennessee 37212 no later than December 28, 1998, in order to be included in the proxy statement and form of proxy for that meeting. The deadline for delivering to the Company notice of shareholder proposals, other than proposals to be included in the proxy statement, for the 1999 Annual Meeting of Shareholders will be February 15, 1999, pursuant to Rule 14a-4 under the Securities Exchange Act of 1934. The persons named as proxies in the proxy statement may exercise discretionary authority to vote on any proposals received after such date.

COUNTING OF VOTES

         All matters specified in this Proxy Statement that are to be voted on at the Special Meeting will be by written ballot. Inspectors of election will be appointed to, among other things, determine the number of shares outstanding, the shares represented at the Special Meeting, the existence of a quorum and the authenticity, validity and effect of proxies, to receive votes of ballots, to hear and determine all challenges and questions in any way arising in connection with the right to vote, to count and tabulate all votes and to determine the result. Each item presented herein to be voted on at the Special Meeting must be approved by the affirmative vote of the holders of the number of shares described under each such item. The inspectors of election will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions, however, do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of "votes cast."

         Inspectors of election will treat shares referred to as "broker non-votes" as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

MATERIAL CONTRACTS

         Except as set forth below, the Company has not entered into any contract, not being in the ordinary course of business, which is, or may be, material in the two years immediately preceding the date of this Proxy
Statement:

         1.   Outline Agreement, dated August 31, 1998, between the
              Company and Dr. Landon, relating to the disposal of the Farms, the Assets and the Related Businesses, the terms of which are discussed under the heading "Terms of the Disposal" above;

         2. Consultancy Agreement, dated August 31, 1998, between the Company and MicroPharm, relating to certain consulting services more fully discussed under the heading "Terms of the Disposal" above;

         3. Compromise Agreement, dated August 31, 1998, between the Company and Dr. Landon, relating to the termination of Dr. Landon's employment with the Company more fully discussed under the heading "Terms of the Disposal" above.


SIGNIFICANT CHANGES

         There has been no significant change in the trading position of the Company since June 30, 1998, the last financial period for which interim financial statements have been published. At June 30, 1998, the Company had cash reserves of $2,268,914. At October ____, 1998, the Company had cash reserves of $___________.

MISCELLANEOUS

         1. The Company's registered office is Corporation Trust Centre, 1209 Orange Street, Wilmington, Delaware 19801, USA. The Company's principal place of business is at 1207 17th Avenue South, Suite 103, Nashville, Tennessee 37212, USA.

         2. Halifax Property Services has given and has not withdrawn its written consent to the inclusion of the reference to its name in this document in the form and context in which it is included.

         3. The solicitation of proxies on the enclosed form is made on behalf of the Board of Directors of the Company. The entire cost of soliciting these proxies will be borne by the Company. In addition to being solicited through the mails, proxies may be solicited personally or by courier service, telephone or telegraph by officers, directors and employees of the Company, who will receive no additional compensation for such activities. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such persons, who will be reimbursed for their reasonable expenses incurred in such connection.

                       DOCUMENTS AVAILABLE FOR INSPECTION

         Copies of the following documents may be inspected at the offices of Ashurst Morris Crisp of 5 Appold Street, London EC2A 2HA or Waller Lansden Dortch & Davis, A Professional Limited Liability Company, 511 Union Street, Suite 2100, Nashville, Tennessee 37219 and at the offices of the Company at 14-15 Newbury Street, London EC1A 7HU and at 1207 17th Avenue South, Suite 103, Nashville, Tennessee 37212 during normal business hours on any weekday (Saturdays, Sundays and public holidays excepted) from the date of this document until the Special Meeting:

(a) the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company;

(b) the audited consolidated accounts of the Company and its subsidiaries for the years ended December 31, 1996 and 1997, being each of the two financial years preceding the publication of this document;

(c) the material contracts referred to under the heading "Material Contracts" above;

(d) the executive Directors' terms and conditions of employment and non-executive Directors' letter of appointment;

(e) the independent valuation by Halifax Property Services of the Farms and Assets referred to under the heading "Terms of the Disposal" above; and

(f) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and the most recent Quarterly Reports on Form 10-Q as filed with the SEC.

         Additionally, upon the written request of any record holder or beneficial owner of Common Stock entitled to vote at the Special Meeting, the Company, without charge, will provide a copy of the documents listed above.

                                         BY ORDER OF THE BOARD OF DIRECTORS



Nashville, Tennessee                     Martin S. Brown
October ___, 1998                        Secretary

                                   APPENDIX A

                                   PROXY CARD

                           THERAPEUTIC ANTIBODIES INC.
                         SPECIAL MEETING OF SHAREHOLDERS
                               OCTOBER ____, 1998

     THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS.

         The undersigned hereby appoints Martin S. Brown and Andrew J. Heath, M.D., Ph.D., or either of them, with power of substitution or ________________, as Proxy(ies) to vote all stock of Therapeutic Antibodies Inc. owned by the undersigned at the Special Meeting of Shareholders to be held at the offices of Waller Lansden Dortch & Davis, located at 511 Union Street, Suite 2100, Nashville, Tennessee 37219, at 9:00 a.m. Nashville Time, on October ____, 1998, and any adjournment thereof, on the following items of business and such other business as may properly come before the meeting.

1. THE APPROVAL AND AUTHORIZATION OF THE COMPANY TO FILE THE CERTIFICATE OF AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, THE PRINCIPAL TERMS OF WHICH ARE DESCRIBED IN THE PROXY STATEMENT.
______ FOR       ______ AGAINST

2. THE APPROVAL AND AUTHORIZATION OF THE COMPANY TO SELL CERTAIN OF ITS ASSETS TO MICROPHARM LIMITED, AN ENTITY ESTABLISHED BY JOHN LANDON, M.D., A FORMER DIRECTOR AND EXECUTIVE OFFICER OF THE COMPANY, THE PRINCIPAL TERMS OF WHICH ARE
DESCRIBED IN THE PROXY STATEMENT.      ______ FOR ______ AGAINST

         THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY DESIGNATED HEREBY WILL EXERCISE HIS OR HER DISCRETION AS TO WHETHER AND, IF SO, HOW TO VOTE ON ALL MATTERS TO PROPERLY COME BEFORE THE MEETING. YOU MAY, BUT ARE NOT REQUIRED TO, APPOINT ANY PERSON, WHETHER OR NOT AFFILIATED WITH THE COMPANY, AS YOUR PROXY. IN THE ABSENCE OF A SPECIFIC DESIGNATION, MARTIN S. BROWN AND ANDREW J. HEATH, M.D., PH.D., OR EITHER OF THEM, WITH POWER OF SUBSTITUTION, SHALL ACT AS YOUR PROXY FOR THE SPECIAL MEETING.

         Please sign, and when signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                        --------------------------------
Dated:          , 1998                  Shareholder Name (Please print)
       ---------
                                        --------------------------------
                                        Signature of Shareholder

                                        --------------------------------
                                        Signature if held jointly


[ ]  I expect to attend the Special Meeting

[ ]  I do not expect to attend the Special Meeting



           PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.